UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2005

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION

On December 23, 2005, the Company closed a five year revolving senior credit facility with co-lead arrangers KeyBank National Association and Banc of America Securities LLC and other lending institutions for $150 million.  The facility is unsecured with a negative pledge provision.  The entire principal amount of all outstanding revolving loans shall be repaid at the facility termination date.  Interest is paid periodically throughout the term of the facility in accordance with the terms of the Credit Agreement.  The loan amount may be increased to $225 million at the Company’s option.  Additional terms and covenants apply.  The Credit Agreement will be filed as an Exhibit with the Company’s Form 10-Q for the quarter ending December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Christian Storch
Christian Storch Chief Financial Officer

Date: January 3, 2006

Signing on behalf of the registrant and as principal financial officer